                                                                  EXHIBIT (h)(2)

                               Amended Exhibit A
                                    to the
                 Amended and Restated Administration Agreement

                         EXCELSIOR INSTITUTIONAL TRUST
                         -----------------------------
                                  Income Fund
                                  Equity Fund
                            Total Return Bond Fund
                           International Equity Fund
                              Optimum Growth Fund
                               Value Equity Fund
                                High Yield Fund

          In consideration of the mutual covenants set forth in the Amended and Restated Administration Agreement dated as of July 31, 1998 among Excelsior Institutional Trust (the "Company"), Chase Global Funds Services Company ("CGFSC"), Federated Administrative Services ("FAS") and U.S. Trust Company ("U.S. Trust") (formerly known as U.S. Trust Company of Connecticut), the Company, Federated Services Company ("FSC") and CGFSC execute and deliver this amended Exhibit A with respect to the Funds set forth above, and with respect to any class or series thereof, first set forth in this Exhibit. FSC assumed all of the rights and obligations of FAS on __________, 2000 pursuant to an Assumption Agreement dated as of the same date.

          Pursuant to Section 3 of the Agreement, FSC agrees to provide facilities, equipment, and personnel to carry out the following administrative services to the Funds, with the understanding that CGFSC will provide all other services and duties set forth in said Section 3 but not otherwise listed below:

               (a) Performing a due diligence review of SEC required reports and notices to shareholders of record and to the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR, Proxy Statements and SEC share registration notices;

               (b) Reviewing the Company's Registration Statement on Form N-1A or any replacement therefor;

               (c) Reviewing and filing with the National Association of Securities Dealers, Inc. all sales literature (advertisements, brochures and shareholder communications) for each of the Funds and any class or series thereof;

               (d) Preparing distributor's reports to the Company's Board of Trustees;

               (e) Performing internal audit examinations in accordance with a charter to be adopted by FSC and the Company;

               (f) Upon request, providing individuals reasonably acceptable to the Company's Board of Trustees for nomination, appointment, or election as officers of the

Company, who will be responsible for the management of certain of the Funds' affairs as determined by the Company;

               (g) Consulting with the Funds and the Company's Board of Trustees, as appropriate, on matters concerning the distribution of Funds;

               (h) Monitoring the Company's arrangements with respect to services provided by organizations ("Organizations") under its Distribution Plan. With respect to Organizations, FSC shall specifically monitor and review the services rendered under the Distribution Plan by Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Organizations ("Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Organizations, assisting in the execution and delivery of Agreements, reporting to the Company's Board of Trustees with respect to the amounts paid or payable by the Company from time to time under the Agreements and the nature of the services provided by Organizations, and maintaining appropriate records in connection with such duties;

               (i) Monitoring the Company's arrangements with respect to services provided by certain organizations ("Service Organizations") under its Administrative Services Plan, provided that FSC will only be responsible for monitoring arrangements with Service Organizations with whom FSC has established the servicing relationship on behalf of the Company. With respect to such Service Organizations, FSC shall specifically monitor and review the services rendered by Service Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Service Organizations, assisting in the execution and delivery of Servicing Agreements, reporting to the Company's Board of Trustees with respect to the amounts paid or payable by the Company from time to time under the Servicing Agreements and the nature of the services provided by Service Organizations, and maintaining appropriate records in connection with such duties; and

               (j) Consulting with CGFSC and the Company regarding the jurisdictions in which the Company's shares shall be registered or qualified for sale and, in connection therewith, reviewing and monitoring the actions of CGFSC in maintaining the registration or qualification of shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of any Fund as a dealer or broker, if applicable, shall be made by that Fund.

                                      -2-
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          Witness the due execution hereof this ____ day of _______, 2000.


                         EXCELSIOR INSTITUTIONAL TRUST


                         ________________________________________
                         Name:
                         Title:


                         FEDERATED SERVICES COMPANY


                         ________________________________________
                         Name:
                         Title:


                         CHASE GLOBAL FUNDS SERVICES COMPANY


                         ________________________________________
                         Name:
                         Title:

                                      -3-